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                                                                    EXHIBIT 10.2

        THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED JUNE 29, 2001, BY AND AMONG WOMEN FIRST HEALTHCARE, INC., ELAN INTERNATIONAL SERVICES, LTD. AND ELAN PHARMA INTERNATIONAL LIMITED.

                          WOMEN FIRST HEALTHCARE, INC.
                       CONVERTIBLE SECURED PROMISSORY NOTE


U.S.$11,000,000 (excluding capitalized interest)                   JUNE 29, 2001


The undersigned, WOMEN FIRST HEALTHCARE, INC., a Delaware corporation, with offices at 12220 El Camino Real, Suite 400, San Diego, California 92130 (the "Company"), unconditionally promises to pay to ELAN PHARMA INTERNATIONAL LIMITED, an Irish private limited liability company ("EPIL"), or its permitted assigns, transferees and successors as provided herein (collectively with EPIL, the "Holder"), on June 29, 2008 (the "Maturity Date"), at such place as may be designated by the Holder to the Company, the principal amount outstanding hereunder (not to exceed U.S.$11,000,000 (excluding capitalized interest), together with interest thereon accrued at a rate per annum equal to 7.0%, from and after the date of the initial disbursement of funds hereunder (the "Original Issue Date"), compounded on a semi-annual basis, the initial such compounding to commence on the date that is 180 days from and after the Original Issue Date and thereafter on each 180-day anniversary (each such date, a "Compounding Date").

                SECTION 1. SECURITIES PURCHASE AGREEMENT; SECURITY.

                This Note is issued pursuant to a Securities Purchase Agreement dated as of the date hereof, by and among the Company, Elan International Services, Ltd., a Bermuda exempted limited liability company ("EIS"), and EPIL (as amended at any time, the "Securities Purchase Agreement"), which includes provisions with respect to the security underlying this Note. The Holder hereof is intended to be afforded the benefits of the Securities Purchase Agreement, including the provisions with respect to security and the representations and warranties set forth therein. The Company shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth in the Midron Asset and Inventory Purchase Agreement, dated as of June 29, 2001, between the Company, the Holder and Elan Pharmaceuticals, Inc., a Delaware corporation (the "Asset Purchase Agreement") and as required therein. Capitalized terms used but not otherwise defined herein shall, unless otherwise indicated, have the meanings given such terms in the Securities Purchase Agreement.

                SECTION 2. PAYMENTS OF PRINCIPAL AND INTEREST.

                (a) Unless earlier (i) converted in accordance with the terms of
Section 3 below or (ii) repaid in accordance with the terms hereof the entire outstanding principal amount of this Note (including capitalized interest, if any), together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

                (b) From the Initial Closing Date until the second anniversary hereof, accrued interest hereon shall not be paid in cash, but shall be capitalized and added to the principal amount outstanding hereunder on each Compounding Date. After the second anniversary hereof, accrued interest hereon shall be paid quarterly in arrears. Interest shall be based on the actual number of days elapsed and 12 months of 30 days each.

                SECTION 3. CONVERSION.

                (a) Conversion Right.

                        (i) Until this Note is repaid in full, the Holder shall have the right, at any time after the Initial Closing Date, in its sole discretion, to convert all or any portion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, (the "Conversion Right"), into such number of shares of Common Stock that shall be obtained by dividing the sum of the outstanding principal amount (including capitalized interest, if any) and all accrued and unpaid interest by U.S.$12.17 per share, subject to adjustment as provided below in this Section 3 (the "Conversion Price").

                        (ii) The Holder shall be entitled to exercise the Conversion Right from time to time as to the unconverted portion of this Note upon at least 10 days' prior written notice to the Company, such notice to be in the form attached hereto as Annex I. Within 10 days of the conversion date specified in such notice, the Company shall issue appropriate stock certificates to EPIL (or such affiliate designated by EPIL) representing the aggregate number of shares of Common Stock due to EPIL as a result of such conversion. The Holder and the Company shall take all other necessary or appropriate actions in connection with or to effect such closing.

                (b) Adjustments, Etc.


                        (i) Sale of Shares Below Certain Price.

                                (A) If at any time or from time to time after
the date hereof, the Company issues or sells, or is deemed by the express provisions of this subsection 3(b)(i) to have issued or sold, Additional Shares of Common Stock (as defined in



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clause (D) below), other than as a dividend or other distribution on any class of stock as provided in Section 3(b)(ii) below, and other than a subdivision or combination of shares of Common Stock as provided in Section 3(b)(iii) below), for an Effective Price (as defined in clause (D) below) that is less than the Market Price on such date, then and in each such case, the then-existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale, plus
(B) the number of shares of Common Stock which the aggregate consideration received (as defined in clause (B) below) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Market Price then in effect, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock into which all then-outstanding shares of capital stock, options or other purchase rights of the Company convertible into or exercisable for shares of Common Stock could be converted or exercised if fully converted or exercised on the day immediately preceding the given date. No adjustment shall be made to the Conversion Price in an amount less than U.S.$0.01 per share. Any adjustment otherwise required by this Section 3(b)(i) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Conversion Price For purposes of this Note, (1) "Market Price" shall mean (i) the average of the closing prices on the 15 trading days prior to such determination on the principal national securities exchange on which the Common Stock is traded, if any, (ii) the average of the last quoted prices on the 15 trading days prior to such determination if the Common Stock is traded on the Nasdaq National Market or Nasdaq Small Cap Market, or (iii) if the Common Stock is not listed on a national securities exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then as determined in good faith by the Company's Board of Directors and reasonably agreed to by EPIL.

                                (B) Consideration Received for Additional
Shares. For the purpose of making any adjustment required under this Section 3(b)(i), the consideration received by the Company for any issue or sale of securities shall (x) to the extent it consists of cash, be the gross cash purchase price for such issue or sale without deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, and (y) to the extent it consists of property other than cash, be computed at the fair value of that property as determined, in good faith, by the Board of Directors of the Company (the "Board of Directors"), and if Additional Shares of Common Stock, Convertible Securities (as defined in clause (C) below) or rights, warrants or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined, in good faith, by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights, warrants or options and shall be reasonably agreed to by the Holder; provided, that in the event the Company and the Holder do not agree on the value of such consideration, the parties shall mutually agree upon and appoint, as an appraiser, a



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nationally-recognized investment banking firm, which shall be commissioned to investigate the value of the property to be distributed and shall submit a notice of an appraisal of that value to the Company and to the Holder within 30 days of such commission. The appraiser shall be instructed to determine such value without regard to income tax consequences to the recipient as a result of receiving consideration other than cash. The value determined by the appraiser shall be conclusive. If the appraised value varies by less than 5% from the value determined by the Board of Directors, the expense of the appraisal process shall be borne by the Holder, and if the appraised value varies by 5% or more from the value determined by the Board of Directors, the expense of the appraisal process shall be borne by the Company.

                                (C) Securities Convertible, Exchangeable and
Exercisable for Common Stock. For the purpose of the adjustment required under this Section 3(b)(i), if the Company issues or sells (i) stock or other securities convertible or exchangeable into, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being herein referred to as "Convertible Securities") or (ii) rights, warrants or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Market Price on such date, in each case the Company shall be deemed to have issued at the time of the issuance of such rights, warrants or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants or options or Convertible Securities, (I) plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, (II) plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided, that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided, further, that if the minimum amount of consideration payable to the Company upon the exercise, exchange or conversion of rights, warrants, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events (other than by reason of anti-dilution adjustments), the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided, further, that if the minimum amount of consideration payable to the Company upon the exercise, exchange or conversion of such rights, warrants, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise, exchange or conversion of such rights, warrants, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, warrants or options or the conversion or exchange of any such Convertible Securities. If any such rights, warrants or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, warrants, options or Convertible Securities shall be readjusted to the Conversion Price which would have



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been in effect had an adjustment been made on the basis that the only Additional
Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights, warrants or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

                                (D) Certain Definitions. "Additional Shares of
Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 3(b)(i), other than (i) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, (ii) all shares of Common Stock or other securities issued pursuant to options, warrants or convertible securities outstanding as of the date hereof, (iii) all shares of Common Stock or other securities issued in an underwritten public offering, (iv) all shares of Common Stock or other securities issued in connection with a merger or acquisition that is approved by the Board of Directors in which the primary purpose of such transaction is not the raising of capital, (v) warrants to purchase up to 200,000 shares of Common Stock to be issued to Gruntal & Co. in connection with a future merger or other strategic transaction; (vi) all shares of Common Stock or other securities issued to equipment lessors, banks, financial institutions or similar entities in a transaction approved by the Board of Directors in which the primary purpose of such transaction is not the raising of equity capital, or (vii) all shares of Common Stock or other securities issued pursuant to any transaction approved by the Board of Directors primarily for the purpose of (a) a joint venture, technology licensing or research and development activity, (b) distribution or manufacture of the Company's products or services, or (c) any other transaction involving a corporate partner that is primarily for a purpose other than raising capital through the sale of equity securities. References to Common Stock in the subsections of this clause (D) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 3(b)(i). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 3(b)(i), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 3(b)(i), for such Additional Shares of Common Stock.

                        (ii) Adjustment for Common Stock Dividends and Distributions. If, at any time after the Original Issue Date, the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then



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in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(b)(ii) to reflect the actual payment of such dividend or distribution.

                        (iii) Adjustments for Stock Splits, Stock Subdivisions and Combinations. If, at any time after the Original Issue Date, the Company subdivides or combines the Common Stock, (A) in the case of a subdivision (including a stock split), the Conversion Price in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (B) in the case of a combination (including a reverse stock split), the Conversion Price in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased. Any adjustment under this Section 3(b)(iii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        (iv) Adjustments for Reclassification, Reorganization and Consolidation. In case of (A) any reclassification, reorganization, change or conversion of securities of the Common Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Company, or (B) any consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the acquiring and the surviving entity and that does not result in any reclassification or change of the Common Stock), or (C) any sale of all or substantially all the assets of the Company, the Holder shall have the right to receive upon conversion of this Note, in lieu of the shares of Common Stock otherwise issuable upon conversion, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation, conversion or sale by a holder of the number of shares of Common Stock into which the Note could have been converted immediately prior to such reclassification, reorganization, change, merger, consolidation, conversion or sale, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause (iv) shall similarly attach to successive reclassifications, reorganizations, changes, conversions or sales.

                (c) Other Distributions. In the event the Company provides the holders of its Common Stock with consideration that is not otherwise addressed in Section 3 (including, without limitation, declaring a distribution payable in securities of other persons, providing evidences of indebtedness issued by the Company or other persons, assets, cash (excluding cash dividends declared out of retained earnings), then, in each such case, the Holder shall be entitled to receive upon conversion of this Note a pro rata share of any such distribution as though it was the holder of the number of shares of Common Stock of the Company into which the Note would



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be convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                (d) Recapitalizations. If at any time there occurs a recapitalization of the Common Stock (other than a subdivision, combination, or merger or sale of assets provided for elsewhere in this Section 3), the Holder shall be entitled to receive upon conversion of this Note the number of shares of capital stock or other securities or property of the Company or otherwise, to which a holder of the number of shares of Common Stock into which the Note was convertible as of such recapitalization would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 3 with respect to the rights of the Holder after the recapitalization to the end that the provisions of Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Common Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                (e) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

                (f) Notice of Adjustments. Whenever the consideration issuable upon a conversion hereunder shall be changed pursuant to this Section 3, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof. Such certificate shall be signed by its chief financial officer and shall be delivered to EPIL or such other person as EPIL or any successor notice recipient may designate.

                (g) Fractional Shares; Rounding. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the number of shares of Common Stock to be issued shall be rounded up (if 0.5 or over) or down to the nearest whole share. All calculations under this Section 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.


                SECTION 4. EVENTS OF DEFAULT.

                The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

                (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

                (b) a default in the payment of any accrued and unpaid interest on this Note, which remains unpaid for a period of 5 days after the same shall become due other than payment due on the Maturity Date;



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                (c) a breach by the Company of any material obligation under any of the Transaction Documents (including without limitation, Section 4.01 of the Asset Purchase Agreement), which breach remains uncured at the conclusion of the cure period specified within the relevant Transaction Documents, if any, after written notice thereof by EPIL, if required therein;

                (d) a distress, execution, sequestration or other process is levied or enforced upon the Company or sued out against a material part of its property which is not discharged or challenged within 60 days;

                (e) the Company is unable to pay its debts in the normal course of business;

                (f) the Company ceases wholly or substantially to carry on its business (other than as a result of the merger or consolidation of the Company with another entity), without the prior written consent of the Holder (such consent not to be unreasonably withheld);

                (g) the Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of the assets of the Company or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company;

                (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 45 days, whether or not consecutive, any final judgment against the Company that, with other outstanding and undischarged final judgments against the Company exceeds in the aggregate U.S.$250,000.

                SECTION 5. REMEDIES IN THE EVENT OF DEFAULT.

                In the case of any Event of Default by the Company, the Holder may in its sole discretion demand that the aggregate amount of funds advanced to the Company under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Holder to the Company; provided, that in the event of any Event of Default specified in Section 4(g) or 4(h), all such amounts shall become immediately due and payable automatically and without any requirement of demand from or by the Holder. Notwithstanding the preceding sentence, the rights of the Holder as set forth in Section 3 hereunder shall survive any such acceleration.



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                The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its reasonable costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

                In the case of any Event of Default under this Note by the Company, this Note shall continue to bear interest after such default at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

                SECTION 6. VOTING RIGHTS.

                This Note shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to its conversion.

                SECTION 7. COVENANT OF THE COMPANY.

                The Company shall not incur any indebtedness for money borrowed which shall rank senior to this Note as to priority of payment and the Company shall not grant, or permit to occur any security interest, lien or other encumbrance against any of the Purchased Assets (as such term is defined in the Asset Purchase Agreement, without the prior written consent of the Holder.

                SECTION 8. MISCELLANEOUS.

                (a) This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All or any part of this Note may be assigned or transferred by EPIL to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EPIL or any of its affiliates or subsidiaries. Other than as set forth above, no party shall assign or transfer all or any part of this Note, or any interest therein, without the prior written consent of the other party.

                (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

                      if to the Company, to:

                      Women First Healthcare, Inc.
                      12220 El Camino Real, Suite 400
                      San Diego, California 92130
                      Attention:  President and Chief Executive Officer
                      Facsimile:  (858) 509-7538

                      with a copy to:



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

                      Latham & Watkins
                      12636 High Bluff Drive, Suite 300
                      San Diego, California  92130-2071
                      Attention:  Scott N. Wolfe
                      Facsimile:  (858) 523-5450

                      if to EPIL, to:

                      Elan Pharma International Limited
                      Wil House
                      Shannon Business Park
                      Shannon, Co. Clare
                      Ireland
                      Attention:  Secretary
                      Facsimile:  011-353-61-362097

                      with a copy to:

                      Reitler Brown LLC
                      800 Third Avenue, 21st Floor
                      New York, New York 10022
                      Attention:   David Robbins
                      Facsimile:  212-371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 8. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

                (c) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and the Holder (or if the Note is held by multiple Holders, by written agreement of the Company and Holders of a majority in interest of the Note) dated after the date hereof.

                (d) This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

                (e) This Note may be executed and delivered to the Holder by a facsimile transmission; such transmission shall be deemed a valid signature.

                            [Signature page follows]



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                IN WITNESS WHEREOF, the Company has executed and delivered this
Note on the date first above written.


                                        WOMEN FIRST HEALTHCARE, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     ANNEX I

            FORM OF NOTICE OF ELECTION TO EXERCISE A CONVERSION RIGHT


Date:

To:            Women First Healthcare, Inc.

From:

Re:            Exercise of a Conversion Right

--------------------------------------------------------------------------------

                Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Women First Healthcare, Inc. (the "Company") to Elan Pharma International Limited ("Holder") dated [____, 2001], specifically Section 3 thereof, Holder hereby notifies the Company of its intention to exercise a right of conversion.

                Pursuant to Section 3 of the Note, Holder hereby elects to convert U.S.$[_____] in aggregate principal amount and all accrued and unpaid interest thereon for shares of the Company's Common Stock, par value U.S.$.001 per share, effective [________, 200_].

                We have instructed our attorneys to contact the Company to discuss the timing and documentation of the conversion.


                                       Sincerely,

                                       ELAN PHARMA INTERNATIONAL LIMITED


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: